   As filed with the Securities and Exchange Commission on December 13, 2000
                                                      Registration No. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                             EAGLE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                        58-1640222
   (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                   4419 COWAN ROAD, TUCKER, GEORGIA 30084-4441
          (Address of principal executive offices, including zip code)

           EAGLE BANCSHARES, INC. 1995 EMPLOYEES STOCK INCENTIVE PLAN
                                       AND
                EAGLE BANCSHARES, INC. 2000 RESTRICTED STOCK PLAN
                            (Full title of the plans)

                                 ---------------

                                                       Copy to:

    C. JERE SECHLER, JR.                       WILLIAM L. FLOYD
    CHAIRMAN OF THE BOARD AND PRESIDENT        LONG ALDRIDGE & NORMAN LLP
    EAGLE BANCSHARES, INC.                     ONE PEACHTREE CENTER, SUITE 5300
    4305 LYNBURN DRIVE                         303 PEACHTREE STREET
    TUCKER, GEORGIA 30084-4441                 ATLANTA, GEORGIA 30308
  (Name and address of agent for service)      (404) 527-4000

                (770) 908-6690
    (Telephone number, including area code,
             of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be       Proposed Maximum     Proposed             Amount of
to be Registered         Registered (1)     Offering Price Per   Maximum              Registration Fee (2)
                                            Share (2)            Aggregate
                                                                 Offering Price (2)
==========================================================================================================
Common Stock, $1.00
par value per share

1995 Employees Stock         48,000            $10.500              $504,000              $133.06
Incentive Plan

2000 Restricted Stock
Plan                         25,000            $10.500              $262,500              $ 69.30

Total                        73,000            $10.500              $766,500              $202.36

(1) The shares of Common Stock being registered consist of (a) pursuant to the Eagle Bancshares, Inc. 1995 Employees Stock Incentive Plan, as amended and restated (the "1995 Plan"), 48,000 additional shares of Common Stock that may be acquired pursuant to options or awards that may be granted in the future; and (b) pursuant to the Eagle Bancshares, Inc. 2000 Restricted Stock Plan (the "RSP"), 25,000 shares of Common Stock that may be acquired pursuant to awards that may be granted in the future. The 1995 Plan and the RSP hereinafter are referred to collectively as the "Plans." The initial 480,000 shares of Common Stock reserved for issuance under the 1995 Plan were registered under Registration Statements that became effective on February 15, 1996 and April 2, 1998 (Commission File Nos. 333-00977 and 333-49267,
         respectively). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the Plans become operative.

(2) The offering price for the shares that may be acquired pursuant to options or awards which may be granted in the future under the Plans is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the Registrant's Common Stock on The Nasdaq National Market on December 11, 2000.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

         This Registration Statement relates in part to an amendment of the 1995 Plan to increase the number of shares of Common Stock authorized to be issued under the Plan from 480,000 to 528,000. Earlier Registration Statements filed on Form S-8 (Commission File Nos. 333-00977 and 333-49267) covering 480,000 shares of Common Stock issuable under the 1995 Plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statements are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in the instructions to Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended. As permitted by the instructions to Part I of the Registration Statement on Form S-8, such documents are not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by Eagle Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended March 31, 2000;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000; and

         (3) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A (Registration No. 0-14379) as declared effective by the Commission on April 4, 1986.

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to a corporation or its shareholders for breach of their fiduciary duties as directors. The Section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code or the articles of incorporation of the corporation. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity. Article XVIII of our Articles of Incorporation eliminates the personal monetary liability of directors of the Company to the full extent allowed by Section 14-2-202(b)(4).

         As permitted by the Georgia Business Corporation Code, our Articles of Incorporation provide for the indemnification of both directors and officers for liability incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than actions brought as derivative actions by or in the right of a corporation) in which they may become involved by reason of their capacities as director and officers. The Articles also provide such indemnity for directors and officers who, at our request, act as directors, officers, employees or agents of another corporation, partnership, joint venture, trust, or other enterprise. The Articles permit indemnification if a director or officer acted in a manner which he or she reasonably believed to be in or not opposed to our best interests and, in addition, in criminal actions, if he or she had no reasonable cause to believe his or her conduct to be unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorney's fees) incurred with respect to a proceeding; provided, however, that indemnification of a director or officer in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the derivative proceeding; and provided, further, that if a director or officer is adjudged liable on the basis that a personal benefit was improperly received, the director or officer will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854 of the Georgia Business Corporation Code.

         Section 14-2-852 of the Georgia Business Corporation Code provides that directors and officers who are successful with respect to any claim against them are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
------        -----------

 5            Opinion of Long Aldridge & Norman LLP.

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of Long Aldridge & Norman LLP (included in Exhibit 5).

ITEM 9.  UNDERTAKINGS

         A.       RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         B.       INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       ACCELERATION OF EFFECTIVENESS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on December 13, 2000.

                                  EAGLE BANCSHARES, INC.


                                  By: /s/ C. JERE SECHLER, JR.
                                     ----------------------------------------
                                        C. Jere Sechler, Jr.
                                        Chairman of the Board, President and
                                        Principal Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of December 13, 2000.

Signatures                                   Title
----------                                   -----


 /s/ C. JERE SECHLER, JR.                    Chairman of the Board and President
------------------------------------         (Principal Executive Officer)
C. Jere Sechler, Jr.


 /s/ RICHARD B. INMAN, JR.                   Director, Secretary and Treasurer
------------------------------------
Richard B. Inman, Jr.

 /s/ WALTER C. ALFORD
------------------------------------         Director
Walter C. Alford

 /s/ RICHARD J. BURRELL
------------------------------------         Director
Richard J. Burrell

 /s/ WELDON A. NASH, JR.
------------------------------------         Director
Weldon A. Nash, Jr.


------------------------------------         Director
George G. Thompson


------------------------------------         Director
William F. Waldrop


 /s/ LUANN DURDEN                            Chief Financial Officer
------------------------------------         (Principal Financial and Accounting
LuAnn Durden                                 Officer)

                                  EXHIBIT INDEX

Exhibit
-------

   5              Opinion of Long Aldridge & Norman LLP.

  23.1            Consent of Arthur Andersen LLP.

  23.2            Consent of Long Aldridge & Norman LLP (included in Exhibit 5).